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                                  EXHIBIT A
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                                  GANTOS, INC.
                       1266 EAST MAIN STREET, 5TH FLOOR
                         STAMFORD, CONNECTICUT  06902


                                 May 19, 1998


Arlene H. Stern
7 Lucy Way
Simsbury, Connecticut  06070

Dear Ms. Stern:

     We have entered into a letter agreement, dated June 20, 1996, as amended by the Termination Agreement dated as of May 12, 1998 (the "Agreement"), with respect to your employment with Gantos, Inc. ("Gantos"). As a result of the Company's fiscal 1997 financial results, you have offered to waive your minimum bonus under the Agreement for fiscal 1997, and you and Gantos desire to revise the Agreement to delete the requirement to pay such bonus for fiscal 1997. This letter (the "Amendment") states our agreement with respect to the changes to the Agreement and is entered into in exchange for good and valuable consideration, the receipt and adequacy of which are acknowledged by both of us.

     - SALARY AND BONUS. The Agreement is amended by substituting the following for Paragraph 3(d) of the Agreement:

     "(d) If you are employed by Gantos at the end of the applicable fiscal year, you will receive a minimum bonus of $75,000 with respect to each of fiscal 1996 and 1998. Therefore, if you are employed by Gantos at the end of the applicable fiscal year, with respect to each of fiscal 1996 and 1998, Gantos will pay to you the excess, if any, of $75,000 over the amount paid or payable to you pursuant to Paragraph 3.(b) and Paragraph 3.(c). Conversely, if the amount paid or payable to you pursuant to Paragraph 3.(b) and Paragraph 3.(c) is at least $75,000, no payment will be made under this Paragraph 3.(d) with respect to that fiscal year."

     - NO OTHER CHANGE. Except as modified by this Amendment, the Agreement shall continue in full force according to its terms and is ratified.



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Ms. Arlene II. Stern
May 19, 1998
Page 2


     - COUNTERPARTS. This Amendment may be signed in counterparts, both of which together will be deemed an original of this Amendment. This Amendment will also be effective if evidenced by signed copies transmitted by telecopier or facsimile transmission.

     If this letter correctly expresses our mutual understanding, please sign and date the enclosed copy and return it to us.


                                   Very truly yours,

                                   GANTOS, INC.


                                   By:
                                       --------------------------------------

                                        Its:
                                            ---------------------------------

The terms of this agreement
are accepted and agreed to
on May 19, 1998:



Arlene H. Stern